Exhibit 3.2.88

F040730000827

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

71ST & 3RD AVE. CORP.

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is 71st & 3RD AVE. Corp.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on March 2, 1961.

THIRD: The amendment of the certificate of incorporation effected by this certificate of amendment is as follows:

To change the purpose of the corporation.

FOURTH: To accomplish the foregoing amendment, Article Second of the certificate of incorporation is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

FIFTH: The Board of Directors and the Shareholders of the corporation authorized the amendment under the authority vested in said Board under the provisions of the certificate of incorporation and of Section 708 of the Business Corporation Law of New York.

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IN WITNESS WHEREOF, 71ST & 3RD Ave. Corp. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its Senior Vice President, this 27th day of July, 2004.

/s/ MICHAEL POLITI
Senior Vice President
Michael Politi
Senior Vice President & Corporate Counsel

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CERTIFICATE OF INCORPORATION

of

71ST & 3RD AVE. CORP.

Pursuant to Article Two of the Stock Corporation Law.

WE, THE UNDERSIGNED, for the purpose of forming a corporation pursuant to Article Two of the Stock Corporation Law of the State of New York, hereby make, subscribe, acknowledge and file this certificate, stating as follows:

FIRST: The name of the proposed corporation shall be 71ST & 3RD AVE. CORP.

SECOND: The purposes for which it is to be formed are:

To carry on the business of theatre proprietors, managers and directors, and in particular, to provide for the production, presentation and performance of motion pictures, operas, stage plays, musical comedies, sporting events, radio and television programs, of all types and description, and other forms of amusement, including amusement parks, carnivals and circuses, and in connection therewith, to own, operate, control, buy, rent, sell, lease, sublease, mortgage, or otherwise acquire, or dispose of theatres and other places of entertainment and any and all rights and privileges therein, any real property for the purpose of erecting and operating theatres and other places of entertainment, and to own, control, buy, sell, rent, lease, sublease, mortgage or otherwise acquire or dispose of all forms of personal property necessary or incidental to the operation and control of theatres and other places of entertainment.

To manufacture, produce and trade in motion pictures and motion picture photoplays of every nature, kind and description, and in all gauges of film, and to own, buy, sell, rent, lease, sublease, distribute, exploit, import, export, exhibit, and license others to lease, exploit, distribute and exhibit the same by any means now known or which may hereafter be known.

To acquire by purchase, lease, assignment or otherwise, and to own, use, exploit, produce, present, sell, lease, assign, transfer, mortgage and generally deal in and with motion picture scenarios, radio and television programs, stage plays, operas, dramas, ballets, musical comedies, books, and any other literary, dramatic and musical material, both copyrighted and uncopyrighted, and to copyright the same.

To manufacture, assemble, construct, buy, rent, or otherwise acquire and to use, license, sell or otherwise dispose of cameras, machines or mechanical devices and contrivances commonly known as motion picture machines, and all other mechanical devices and contrivances which can or may be used in the exposure, development, preparation, projection and exhibition of motion picture film, or other films, plates, slides or pictures of any kind whatsoever, either with or without talking contrivances therewith synchronized or otherwise adapted and all other devices, machines, or contrivances used in connection with the production, exhibition, television, projection and presentation of plays, moving pictures, operas, ballets, musical comedies, and other dramatic and musical productions, sporting events, books and events of public interest and to manufacture, construct, assemble, buy, rent, import, or otherwise acquire, own, operate, use, sell, export, mortgage, lease, license or otherwise deal in or with any and all parts, appurtenances, materials, and articles of a similar nature, which may be used in and in connection with the said machines, mechanical devices and contrivances.

To carry on the business of a motion picture laboratory, and to print, develop, cut and edit negative and positive films of any and all kinds; to title and subtitle the same and to do any and all things necessary or incidental to the business of a motion picture laboratory.

To erect, build, own, operate, equip, control, buy, sell, lease, sublease, mortgage or otherwise deal in and with motion picture studios and other places for the production of motion pictures, radio broadcasting, television, and sound recording studios, plants and factories of all kinds and description, laboratories, music publishing houses, printing establishments for the publication of music, and real property of every kind and description, within or without the State of NewYork, and to invent, manufacture, buy, lease-and otherwise acquire, to maintain and operate, and to sublease, assign, sell, otherwise dispose of, and to otherwise deal in or with any and all forms of machinery, instruments, implements, devices and other personal property necessary or incidental to the ownership, maintenance, operation and control of motion picture studios and other places for the production of motion pictures, radio broadcasting, television, and sound recording studios, plants and factories of all kinds and description, laboratories, music publishing houses and printing establishments for the publication of music.

To furnish advertising matter and material in connection with radio and television programs and otherwise, and to carry on advertising business and to do any acts or things in connection with the business of advertising.

To broadcast, telecast, exhibit, disseminate, distribute, transmit, re-transmit, by means of electricity, magnetism, electro-static or electro-magnetic waves, variations or impulses, whether conveyed by wires or radiated through space, or by any other means or method now or hereafter known or discovered, including but not limited to projection by television, radio or in any other manner whether now known or hereafter known, invented or created, news, music, entertainment, speeches, sermons, photographs, pictures, scenes, plays and advertising, informative matters, athletic and sporting events, or any of them, or any combination of them, and to provide and furnish for the use of others, facilities for any of such purposes, and to produce, originate, sponsor and distribute any of the foregoing.

To employ personnel necessary or incidental to the conduct of any of the businesses of the corporation, and to enter into, make and perform contracts of all kinds and descriptions necessary to the businesses of the corporation.

To design, create, make, patent, manufacture, record, transmit, produce, make copies of, sell, lease, license, import and export, and generally deal in records, discs, transcriptions, tape, film and prints, wire and the product of all other methods and means, known or hereafter known serving to produce and reproduce in any and every present and future manner, medium and form, musical, literary, dramatic and non-dramatic, and all other manner of works, material, compositions, presentations and productions.

To manufacture, buy and sell at retail and wholesale, distribute and otherwise deal in and with beverages, alcholic and non-alcholic, candy and confections of every kind and description and other products related thereto.

To engage in the businesses of purchasing, holding, owning, selling, controlling, leasing, subleasing, mortgaging, managing, operating and otherwise dealing in and with land, buildings and other real property, of every kind and description, within or without the State of New York, and to do all things pertaining to a general real estate business.

To conduct and carry on the business of builders and contractors for the purpose of building, erecting, altering, repairing and doing any other work in connection with any and all classes of buildings, improvements, erections and works, of any kind and nature whatsoever .

To manufacture, buy, sell, export, import, and otherwise deal in and with all kinds of building and construction materials.

To engage in the business of conducting and operating hotels, motels, sporting or other arenas, resorts and other businesses pertaining thereto.

To engage in the business of conducting and operating restaurants, cafes and cafeterias, and other businesses pertaining thereto.

To manufacture, produce, print, process, treat, purchase, and otherwise acquire, own, mortgage, pledge, sell, assign, transfer, import, export, distribute, and otherwise dispose of, and to trade and deal in and with goods, wares, merchandise and commodities, real and personal property of every class and description; and to engage in and to conduct any form of manufacturing or mercantile enterprise; and to engage in the business of supplying all kinds and types of services to the general public.

To acquire the goodwill, rights, property and assets or all kinds, and to undertake the whole or any part of the liabilities of any partnership, firm, association or corporation engaged in a business herein authorized, and to pay for the same in cash, stock, bonds or debentures of the corporation or otherwise.

To aid in any manner any corporation or association, the bonds or other securities or evidences of indebtedness of which or shares of stock in which are held by or for this corporation, and to do any acts or things, designed to protect, preserve, improve or enhance the value of any such bonds or other securities or evidences of indebtedness or such stock, or the property and interests of this corporation.

To borrow money and contract debts when necessary for the transaction of its business or for the exercise of its corporate rights, privileges or franchises or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise or unsecured for money borrowed or in payment for property purchased or acquired or any other lawful objects.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of patents, patent rights, licenses and privileges, copyrights, trade-marks and trade names, relating to or useful in connection with any business of the corporation.

To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations organized under the laws of this State or any other state or government, and while the owner of such stock to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, and to guarantee the performance of any contract of any other person or corporation ininsofar as such guarantee may be necessary for the accomplishment of the purposes of this corporation.

To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock except from the surplus of its assets over its liabilities including capital; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly, nor counted as outstanding for the purpose of any stockholders’ quorum or vote.

To conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property, in this state and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in foreign countries.

To do all and everything necessary and proper for the accomplishment of the objects enumerated in these articles of incorporation or any amendment to the certificate of incorporation or necessary or incidental to the protection and benefit of this corporation and in general to carry on any lawful business necessary or incidental to the attainment of the objects of this corporation, whether or not such business is similar in nature to the objects set forth in these articles of incorporation or any amendment to the certificate of incorporation and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

THIRD: The total number of shares which may be issued by the corporation is two hundred (200), all of which are to be without par value. The capital of the corporation shall be at least equal to the sum of the aggregate par value of all issued shares having par value, plus the aggregate amount of consideration received by the corporation for the issuance of shares without par value, plus such amounts as from time to time by resolution of the Board of Directors may be transferred thereto.

FOURTH: The principal office of the Corporation is to be located in the Borough of Manhattan, City and County of New York, State of New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is No. 1540 Broadway, in the Borough of Manhattan, City of New York.

FIFTH: The duration of the Corporation is to be perpetual.

SIXTH: The number of its directors shall be not less than three nor more than fifteen. Directors need not be stockholders.

SEVENTH: The names and post office addresses of the directors until the first annual meeting of the stockholders are as follows:

Name	Post-Office Address
TOBY S. LEVY	1540 Broadway, New York, N.Y.

SYRA K. FRIEDLANDER	1540 Broadway, New York, N.Y.

DORIS E. MAC ARTHUR	1540 Broadway, New York, N.Y.

EIGHTH: The name and post-office address of each subscriber of this Certificate of Incorporation and a statement of the number of shares which each agrees to take in the Corporation are as follows:

Name	Post-Office Address	No. of Shares
TOBY S. LEVY	1540 Broadway, N.Y., N.Y.	1

SYRA K. FRIEDLANDER	1540 Broadway, N.Y., N.Y.	1

DORIS E. MAC ARTHUR	1540 Broadway, N.Y., N.Y.	1

NINTH: The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served.

TENTH: Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the corporation or of any corporation which he served as such at the request of the corporation, shall be indemnified by the corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision in this certificate contained, in the manner now or hereafter prescribed by stature for the amendment of the Certificate of Incorporation.

TWELFTH: All the subscribers of this Certificate are of full age, at least two-thirds of them are citizens of the United States, and at least one of them is a resident of the State of New York, and at least one of the persons named as a director is a citizen of the United States and a resident of the State of New York.

IN WITNESS WHEREOF, we have made, subscribed, and acknowledged this Certificate this 27th day of February, 1961.

(L.S.)
Toby S. Levy

(L.S.)
Syra K. Friedlander

(L.S.)
Doris E. MacArthur

STATE OF NEW YORK	)
	)	SS:
COUNTY OF NEW YORK	)

On this 27th day of February, 1961, before me personally came TOBY S. LEVY, SYRA K. FRIEDLANDER and DORIS E. MAC ARTHUR, to me known to be the persons described in and who executed the foregoing certificate of incorporation and they thereupon severally duly acknowledged to me that they executed the same.

/s/ JOSEPH H. LEVIE
JOSEPH H. LEVIE
NOTARY PUBLIC, State of New York
No. 31-2324725
Qualified in New York County
Commission Expires March 30, 1961

F020322000317

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

71st & 3rd Ave. Corp.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1.	The name, of the corporation is: 71st & 3rd Ave. Corp.

2.	The certificate of incorporation of said corporation was filed by the Department of State on 3/2/61.

3.	The certificate of incorporation is amended so that Article Three is amended by adding the following sentence:

‘“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.	Shareholder approval was not required. In accordance with Section 808 of the New York Business Corporation Law, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et.al., case number 01-40503_ confirmed and approved on March 1, 2002.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 21 day of March, 2002.

Dated: March 21, 2002

71st & 3rd Ave. Corp.

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President, signing pursuant to the Bankruptcy Court order and in accordance with section 808 of the NY Business Corporation Law.

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